                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              CUSTOM CHROME, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                        [INSERT LOGO OF CUSTOM CHROME]
                              CUSTOM CHROME, INC.
                            16100 JACQUELINE COURT
                             MORGAN HILL, CA 95037

Dear Fellow Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Custom Chrome, Inc. ("Custom Chrome" or the "Company") which will be held on Wednesday, September 18, 1996, at 10:00 a.m., local time, at the Company's principal executive offices in Morgan Hill, California.

  At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) the election of five directors of the Company, (ii) the approval of the adoption of the Company's 1996 Employee Stock Purchase Plan and the reservation of 150,000 shares of Common Stock for issuance thereunder, and (iii) the ratification of KPMG Peat Marwick LLP as independent auditors of the Company for the year ended January 31, 1997.

  The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

  After careful consideration, the Company's Board of Directors has approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

  After reading the Proxy Statement, please mark, date, sign and return, as soon as possible the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

  A copy of the Custom Chrome, Inc. 1996 Annual Report is also enclosed.

  We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          Ignatius J. Panzica
                                          Chairman of the Board of Directors,
                                          Chief Executive Officer and
                                           President

Morgan Hill, California
August 22, 1996


                                   IMPORTANT

 PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                              CUSTOM CHROME, INC.

                ----------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 18, 1996

                ----------------------------------------------

  The Annual Meeting of Stockholders (the "Annual Meeting") of Custom Chrome, Inc. ("Custom Chrome" or the "Company") will be held at the Company's principal executive offices at 16100 Jacqueline Court, Morgan Hill, California 95037, on Wednesday, September 18, 1996, at 10:00 a.m., for the following purposes:

  1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees are Ignatius J. Panzica, James J. Kelly, Jr., Lionel M. Allan, Joseph F. Keenan, and Joseph Piazza.

  2. To approve the adoption of the Company's 1996 Employee Stock Purchase Plan and the reservation of 150,000 shares of Common Stock for issuance thereunder.

  3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending January 31, 1997.

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is August 15, 1996. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company for at least ten days prior to the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted upon at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                          By Order of the Board of Directors,

                                          James J. Kelly, Jr.
                                          Executive Vice President, Finance,
                                           Chief
                                          Financial Officer and Secretary

Morgan Hill, California
August 22, 1996

                              CUSTOM CHROME, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Custom Chrome, Inc., a Delaware corporation, with principal executive offices at 16100 Jacqueline Court, Morgan Hill, California 95037 ("Custom Chrome" or the "Company"), to be voted upon at the Annual Meeting of Stockholders on Wednesday, September 18, 1996 (the "Annual Meeting") and at any adjournment or adjournments thereof.

  These proxy materials were first mailed to stockholders on or about August 22, 1996.

                              PURPOSE OF MEETING

  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                            REVOCABILITY OF PROXIES

  Any stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of such proxy by providing written notice of such revocation to the Secretary of the Company at its offices at 16100 Jacqueline Court, Morgan Hill, California 95037, or by providing a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                            VOTING AND SOLICITATION

  Stockholders of record at the close of business on August 15, 1996 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, the Company had approximately 5,261,453 shares of Common Stock outstanding and entitled to vote and approximately 216 stockholders of record. Each holder of Common Stock is entitled to one vote for each share held as of the record date. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved or not.

  The cost of soliciting these proxies, consisting of the printing, handling and mailing of the proxy card and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of stock, will be paid by the Company. In order to assure a majority vote will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit proxies by telephone, facsimile, telegraph or in person. These persons will receive no extra compensation for their services. The Company also reserves the right to have an outside solicitor conduct the solicitation of proxies and to pay such solicitor for its services.

  The Annual Report of the Company for the fiscal year ended January 31, 1996 has been mailed to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  At the Annual Meeting, five (5) directors will be elected by the stockholders to serve until the next Annual Meeting and until their successors are elected and qualified, or until their death, resignation or removal. THE BOARD OF DIRECTORS WILL VOTE ALL PROXIES RECEIVED BY THEM IN FAVOR OF THE FIVE
(5) NOMINEES LISTED BELOW UNLESS OTHERWISE INSTRUCTED IN WRITING ON SUCH PROXY. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for an additional nominee who will be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as director.

  The five nominees receiving the highest number of votes in person or by proxy at the Annual Meeting will be elected as directors.

INFORMATION WITH RESPECT TO NOMINEES

  Set forth below is information regarding the nominees, including information furnished by them as to their principal occupation at present and for the last five years, certain other directorships held by them, the year in which each became a director of the Company and their ages as of July 31, 1996:

        NOMINEES       POSITION(S) WITH THE COMPANY                 AGE
        --------       ----------------------------                 ---
   Ignatius J. Panzica Chairman of the Board of Directors;           53
                       Chief Executive Officer and President

   James J. Kelly, Jr. Director; Executive Vice President,           45
                       Finance;
                       Chief Financial Officer; Secretary

   Lionel M. Allan     Director                                      52

   Joseph F. Keenan    Director                                      55

   Joseph Piazza       Director                                      61

BUSINESS EXPERIENCE OF BOARD NOMINEES

  IGNATIUS ("NACE") J. PANZICA is a co-founder of the Company and has been President of the Company since February 1991, Chief Executive Officer since September 1991 and Chairman of the Board since January 1994. Mr. Panzica served as Vice President, Operations of the Company from 1975 to 1991 and has been a member of the Board of Directors of the Company since 1975.

  JAMES J. KELLY, JR. has served as Executive Vice President, Finance of the Company since November 1995, Vice President, Finance and Chief Financial Officer of the Company since March 1992, Secretary of the Company since June 1992 and as a Director of the Company since July 1993. Prior to joining the Company in March 1992, Mr. Kelly served as Vice President, Finance and Chief Financial Officer of Canadian Marconi Company, an electronics company, for eight years. Mr. Kelly is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Financial Executives Institute.

  LIONEL M. ALLAN has served as a director of the Company since June 1994. Mr. Allan is President of Allan Advisors, Inc., a legal consulting firm that he founded in April 1992. Previously, and for more than 20 years, Mr. Allan was in private law practice with Hopkins & Carley. Mr. Allan is also a director and past Chairman of the Board of KTEH Public Television Channel 54, in San Jose, California, a director of Accom, Inc., a digital video systems company, and a director of Catalyst Semiconductor, Inc., a semiconductor company.

  JOSEPH F. KEENAN has served as a Director of the Company since July 1993. Mr. Keenan served as President and Chief Executive Officer of Data East U.S.A. Inc., a privately owned manufacturer of coin operated and home video electronics games, from 1989 to 1992. Previously, he was principal of Wilkes Bashford Ltd., a specialty retailer of clothing and accessories in Northern California. Mr. Keenan has also held the positions of President and Chief Executive Officer at Pizza Time Theater, Inc. and Atari, Inc.

  JOSEPH PIAZZA has served as a Director of the Company since April 1996. From 1989 until his retirement in October 1992, Mr. Piazza served as Executive Vice President of Lacy Diversified Industries, a privately-owned holding company, which owns Rocky Cycle Co., a motorcycle parts and accessory distribution company. From 1975 to 1986, Mr. Piazza also served as President and Chief Executive Officer of Rocky Cycle Co.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held a total of five (5) meetings during the year ended January 31, 1996. The Company has an Audit Committee and a Compensation Committee of the Board of Directors. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Committees on which such directors served and that were held during the period that such individual was a member of the Board of Directors. There are no family relationships among executive officers or directors of the Company.

  The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's external auditors regarding the Company's accounting practices and systems of internal accounting controls. This Committee currently consists of Messrs. Allan and Keenan. The Audit Committee held two (2) meetings during the year ended January 31, 1996.

  The Compensation Committee reviews and approves the Company's general compensation policies, establishes the compensation levels for the Company's executive officers and is responsible for administration of the Company's Stock Option Plans. This Committee currently consists of Messrs. Keenan and Piazza. The Compensation Committee held four (4) meetings during the year ended January 31, 1996.

REMUNERATION

  The Company currently pays all non-employee Board members a fee of $5,000 for each full fiscal quarter that they serve as a Board member and also reimburses such individuals for the expenses incurred in connection with their attendance at Board and Committee meetings. In addition, the Company's 1995 Stock Option Plan includes an automatic option grant program under which each individual who first becomes a non-employee Board member after September 30, 1994 will receive, at the time of his or her initial election or appointment to the Board, an automatic option grant to purchase 2,500 shares of Common Stock at an exercise price per share equal to 100% of the fair market value per share on the grant date. In addition, at each Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member after the Meeting will receive an additional option grant to purchase 2,500 shares of Common Stock. The initial 2,500 share grant will become exercisable for 25% of the option shares upon the optionee's completion of one year of Board service measured from the grant date and will become exercisable for the balance of the option shares in 36 equal and successive monthly installments upon the optionee's completion of each additional month of Board service thereafter. Each additional 2,500 share grant will vest upon the optionee's completion of one year of Board service measured from the grant date. However, each option will become immediately exercisable for all the option shares in the event the Company is acquired by merger or asset sale or there should occur a change in control of the Company, whether through a successful tender offer for more than 50% of the outstanding Common Stock or a change in the majority of the Board by one or more proxy contests. Each option will have a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service.

                                PROPOSAL NO. 2

           APPROVAL OF ADOPTION OF 1996 EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, the Company's stockholders are being asked to approve the adoption of the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provides for employee purchases of the Company's Common Stock through accumulated payroll deductions, and is a continuation of the Company's policy of equity ownership by employees as an incentive for employees to exert maximum efforts for the success of the Company.

GENERAL

  The Purchase Plan was adopted by the Board of Directors in August 1996. A total of 150,000 shares of Common Stock has been reserved for issuance under the Purchase Plan. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Purchase Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

PURPOSE

  The purpose of the Purchase Plan is to provide employees of the Company (and any of its subsidiaries designated by the Board of Directors) who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions.

ADMINISTRATION

  The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, and its decisions are final and binding upon all participants. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") pursuant to Rule 16b-3 promulgated thereunder (or any successor rule or provision).

ELIGIBILITY

  Any person who is customarily employed by the Company (or any of designated subsidiaries) for at least 20 hours per week and more than five months in any calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an Offering Period (as defined below) and subject to certain limitations imposed by Section 423(b) of the Code. See "Purchase of Stock; Exercise of Option."

OFFERING DATES

  In general, the Purchase Plan will be implemented by a series of twelve month offering periods ("Offering Periods") commencing on the fourth Tuesday of March and September of each year (or at such other times as may be determined by the Board of Directors), each of which shall consist of two (2) consecutive purchase periods of six months' duration ("Purchase Periods") with the last day of each Purchase Period being designated a "Purchase Date". A Purchase Period commencing on the fourth Tuesday in March shall end on the fourth Monday of the following September. A Purchase Period commencing on the fourth Tuesday in September shall end on the fourth Monday of the following March. The first Offering Period will commence on October 1, 1996 and end on the fourth Monday of September 1997, of which the first Purchase Period will end on the fourth Monday of March 1997 and the second Purchase Period will end on the fourth Monday of September 1997. The Board of Directors has the power to change the duration and/or frequency of the Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

PARTICIPATION IN THE PLAN

  Eligible employees may participate in the Purchase Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company prior to the first business day of the applicable Offering Period, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering. The subscription agreement currently authorizes payroll deductions of up to fifteen percent (15%) of the participant's eligible compensation on the date of the purchase.

PURCHASE PRICE

  The purchase price per share at which shares are sold under the Purchase Plan is eighty-five percent (85%) of the lower of the fair market value of the Common Stock on (a) the date of commencement of the Offering Period (the "Offering Date") or (b) on the applicable Purchase Date. The fair market value on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions during the applicable Offering Period. The deductions may be up to fifteen percent (15%) of a participant's eligible compensation received on each payday during the Offering Period. Eligible compensation is defined in the Purchase Plan to include the regular straight time gross earnings including payments for overtime, shift premium and commissions, and does not include payments for incentive compensation, incentive payments, bonuses and other compensation. A participant may discontinue his or her participation in the Purchase Plan at any time during the Offering Period prior to a Purchase Date, and may decrease the rate of his or her payroll deductions once during the Offering Period by completing and filing a new subscription agreement. Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided below under "Withdrawal." No interest accrues on the payroll deductions of a participant in the Purchase Plan.

PURCHASE OF STOCK; EXERCISE OF OPTION

  By executing a subscription agreement to participate in the Purchase Plan, the participant is entitled to have shares placed under option. The maximum number of shares placed under option to a participant in an Offering Period is the number determined by dividing $12,500 by the fair market value of one share of the Company's Common Stock on the Offering Date. Within this limit, the number of shares purchased by a participant will be determined by dividing the amount of the participant's total payroll deductions accumulated prior to the Purchase Date by the lower of (i) 85% of the fair market value of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of the Common Stock on the Purchase Date. See "Payment of Purchase Price; Payroll Deductions" for additional limitations on payroll deductions. Unless the participant's participation is discontinued, each participant's option for the purchase of shares will be exercised automatically on each Purchase Date of an Exercise Period at the applicable price. See "Withdrawal." Notwithstanding the foregoing, no participant shall be permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option he or she would own five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor shall any participant be granted an option which would permit the participant to buy pursuant to the Purchase Plan more than $25,000 of fair market value of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an Offering Period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the available shares shall be made in as uniform a manner as is practicable and as is determined to be equitable.

WITHDRAWAL

  Although each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, the participant's interest may be decreased once during any Offering Period by completing and filing a new subscription agreement with the Company. In addition, a participant's interest may be terminated in whole, but not in part, by giving written notice to the Company. Such withdrawal may be elected at any time prior to the end of the applicable six-month period prior to a Purchase Date under the Purchase Plan.

  Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant's interest in that Offering Period. In effect, the participant is given an installment option, for a maximum number of shares, which may or may not be exercised at the end of each six-month Purchase Period. However, unless the participant actively withdraws from the Offering Period, the option will be exercised automatically at the end of each Purchase Period, and the maximum number of full shares purchasable (within the limits of the Purchase Plan) with the participant's accumulated payroll deductions will be purchased for that participant at the applicable price.

  A participant's withdrawal from an Offering Period does not have an effect upon such participant's eligibility to participate in subsequent Offering Periods under the Purchase Plan.

AUTOMATIC WITHDRAWAL

  If the fair market value of the shares on the first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

TERMINATION OF EMPLOYMENT

  Upon termination of the participant's continuous status as an employee prior to the Exercise Date of an Offering Period for any reason, including retirement or death, the contributions credited to his or her account (and not previously used for the exercise of options pursuant to the Purchase Plan) will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

  In the event an employee fails to remain in continuous status as an employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Purchase Plan and the contributions credited to his or her account will be returned to him or her, without interest, and his or her option terminated.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS

  In the event any change, such as a stock split or stock dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made in the number of shares subject to purchase and in the purchase price per share covered by each option not yet exercised, and in the number of shares of Common Stock that have been authorized for issuance under the Purchase Plan but have not yet been placed under option. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action unless otherwise provided by the Board of Directors.

  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period. An option granted under the Purchase

Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number of shares of Common Stock subject to purchase and in the purchase price per share covered by each option not yet exercised, and in the number of shares of Common Stock that have been authorized for issuance under the Purchase Plan but have not yet been placed under option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

NONTRANSFERABILITY

  No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

REPORTS

  Individual accounts will be maintained for each participant in the Purchase Plan. Promptly following each Purchase Date, each participant shall receive a report of such participant's account setting forth the total amount of payroll deductions accumulated, the per share purchase price and the number of shares purchased and the remaining cash balance, if any.

TERM OF PLAN

  The Purchase Plan will become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of twenty
(20) years unless sooner terminated.

AMENDMENT AND TERMINATION OF THE PLAN

  The Board of Directors may at any time amend or terminate the Purchase Plan. Except as provided under "Adjustments Upon Change in Capitalization; Corporate Transactions," such termination shall not affect options previously granted nor may any amendment make any change in any option granted prior thereto which adversely affects the rights of any participant. Except as provided under "Adjustments Upon Change in Capitalization; Corporate Transactions," no amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit a new class of employees to participate in the Purchase Plan or make any other change to the Purchase Plan for which stockholder approval is required to comply with Section 16 of the Exchange Act, Rule 16b-3 promulgated thereto or under Section 423 of the Code (or any successor provisions thereto).

FEDERAL INCOME TAX ASPECTS OF THE PURCHASE PLAN

  THE FOLLOWING IS A GENERAL SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO THE PURCHASE

AND SALE OF SHARES UNDER THE PURCHASE PLAN. THE SUMMARY DOES NOT PURPORT TO BE COMPLETE. MOREOVER, THE SUMMARY IS BASED UPON EXISTING STATUES, REGULATIONS AND INTERPRETATIONS AS OF THE DATE HEREOF. BECAUSE THE CURRENTLY APPLICABLE RULES ARE COMPLEX, THE TAX LAWS MAY CHANGE AND THE INCOME TAX CONSEQUENCES MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH PARTICIPANT. THE FOREGOING DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. TAXING JURISDICTION OR GIFT, ESTATE OR OTHER LAWS OTHER THAN U.S. FEDERAL INCOME TAX LAW. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE PURCHASE PLAN.

  General Tax Information. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount which depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above. Capital losses are allowed in full against capital gains plus $3,000 of other income.

  The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the Annual Meeting is required to approve the adoption of the Purchase Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE PURCHASE PLAN.

                                PROPOSAL NO. 3

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick LLP served as independent auditors for the Company for the year ended January 31, 1996. The Board of Directors has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the stockholders to ratify the selection by the Board of Directors of KPMG Peat Marwick LLP, as independent auditors, to audit the accounts and records of the Company for the year ending January 31, 1997, and to perform other appropriate services. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions, and if he or she so desires, will be given an opportunity to make a brief statement.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP. In the event that a majority of the shares voted at the Annual Meeting do not vote for the ratification, the Board of Directors will reconsider such selection. Under all circumstances, the Board of Directors retains the corporate authority to change its independent auditors at a later date.

                EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE OFFICERS OF THE COMPANY

  Set forth below is information regarding the executive officers of the Company, and their respective ages and positions as of July 31, 1996:

NAME                       POSITION(S) WITH THE COMPANY                      AGE
- ----                       ----------------------------                      ---
Ignatius J. Panzica....... Chairman of the Board of Directors, President and  53
                           Chief Executive Officer
James J. Kelly, Jr........ Director; Executive Vice President, Finance;       45
                           Chief Financial Officer; Secretary
R. Steven Fisk............ Senior Vice President, Purchasing, Product         45
                           Development and Operations
Daniel J. Stern........... Senior Vice President, Sales and Marketing         37
Dennis B. Navarra......... Vice President, Administration and Assistant       43
                           Secretary

 Business Experience of Executive Officer

  IGNATIUS ("NACE") J. PANZICA is a co-founder of the Company and has been President of the Company since February 1991, Chief Executive Officer since September 1991, and Chairman of the Board since January 1994. Mr. Panzica served as Vice President, Operations of the Company from 1975 to 1991 and has been a member of the Board of Directors of the Company since 1975.

  JAMES J. KELLY, JR. has served as Executive Vice President, Finance of the Company since November 1995, Chief Financial Officer of the Company since March 1992 (during which time he was also Vice President, Finance), Secretary of the Company since June 1992, and as a Director of the Company since July 1993. Prior to joining the Company in March 1992, Mr. Kelly served as Vice President, Finance and Chief Financial Officer of Canadian Marconi Company, an electronics company, for eight years. Mr. Kelly is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Financial Executives Institute.

  R. STEVEN FISK has served as Senior Vice President, Purchasing, Product Development and Operations since November 1995. Mr. Fisk joined the Company as Director of Purchasing in January 1986. In 1988, Mr. Fisk received additional responsibilities in the area of product development. Prior to joining the Company, Mr. Fisk spent 10 years in Taiwan managing the operations of a motorcycle parts trading company.

  DANIEL J. STERN has served as Senior Vice President, Sales and Marketing since November 1995. Mr. Stern joined the Company in 1988, as a senior buyer in the Domestic Purchasing Department. Mr. Stern became Director of Sales and Marketing of the Company in February 1991. For three years prior to joining the Company, Mr. Stern was General Manager of K&L Supply, a motorcycle parts and accessories company.

  DENNIS B. NAVARRA has served as Vice President, Administration since November 1995. Before that, he served as Director of Administration since June 1991. Before that, he served in various senior management positions since joining the Company in May 1984. Mr. Navarra has also served as Assistant Secretary since August 1989. Prior to joining the Company, Mr. Navarra was a senior auditor with KPMG Peat Marwick, LLP.

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers and other key executives and has the sole and exclusive authority to administer the Company's 1991 and 1995 Stock Option Plans under which grants may be made to such individuals. However, the compensation payable to the Company's Chief Executive Officer (Mr. Panzica) and the Company's Chief Financial Officer (Mr. Kelly) was initially established by direct negotiation between such individuals and the Board of Directors. Those agreements provide each individual with the right to receive a minimum level of cash compensation each year, subject to such increases and additional compensation, whether in the form of cash bonuses or equity incentives, as the Compensation Committee may deem appropriate. Accordingly, for the year ended January 31, 1996, the cash compensation paid to Mr. Panzica and Mr. Kelly was based primarily upon the terms and provisions of their existing employment agreements, and the additional compensation paid to them for the year ended January 31, 1996 was determined by the Compensation Committee on the basis of the factors summarized in this report.

  This report is divided into three parts. Part One is a brief description of the employment agreements in effect for the year ended January 31, 1996 for Mr. Panzica and Mr. Kelly. Part Two is a discussion of the general compensation policy which the Compensation Committee has established for the Company's other officers and key executives and which the Committee took into account in awarding additional compensation in the form of cash bonuses and stock option grants to Mr. Panzica and Mr. Kelly. Part Three is a discussion of the factors which governed the compensation payable to Mr. Panzica as Chief Executive Officer for the year ended January 31, 1996.

                   PART ONE--EXISTING EMPLOYMENT AGREEMENTS.

  Pursuant to the terms of his employment agreement with the Company, Mr. Panzica is entitled to a minimum annual base salary, which after periodic increases authorized by the Compensation Committee is $300,000. Mr. Panzica is also entitled to a performance bonus for each fiscal year based upon the Company's operating income for that year. This bonus is tied to an escalating percentage of operating income, ranging from 3% of the first $5,400,000 of operating income to 5% of all operating income over $8,000,000. No further bonuses will become payable to Mr. Panzica under this arrangement once the sum of (i) his salary in excess of $125,000 per year, beginning with the 1992 fiscal year, and in excess of $300,000 per year, beginning with the 1995 fiscal year, and (ii) the bonuses paid on the basis of the operating income formula reaches $6,093,000. For a more detailed description of this agreement and the bonus arrangement, see the section of this Proxy Statement below entitled "Employment Contracts and Change of Control Arrangements."

  The Board of Directors entered into an employment agreement with Mr. Kelly in March 1992, when he first joined the Company as Chief Financial Officer. Pursuant to that agreement, Mr. Kelly is entitled to a minimum base salary of $10,317 per month, subject to periodic increases as determined by the Compensation Committee, plus a bonus of up to 20% of his base salary awarded in the sole discretion of the Compensation Committee.

                    PART TWO--GENERAL COMPENSATION POLICY.

  Under the supervision of the Compensation Committee, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. It is the objective of the Compensation Committee to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable performance awards payable in cash and tied to the achievement of certain performance goals which the Compensation Committee establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As indicated above, however, a substantial portion of the cash compensation paid to Messrs. Panzica and Kelly for the year ended January 31, 1996 was established pursuant to their existing employment agreements.

  The summary below describes in more detail the factors which the Compensation Committee considers in establishing each of the three primary components of the compensation package provided the executive officers.

 Base Salary

  The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted in February or March of each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

 Incentive Compensation

  Cash bonuses are awarded to executive officers on the basis of their success in achieving designated personal goals and the Company's success in attaining certain performance targets, such as earnings growth and stock price appreciation. The chief corporate performance goals established for the year ended January 31, 1996 were tied primarily to pre-tax profitability growth.

 Long-Term Incentive Compensation

  The Company has utilized the 1991 Stock Option Plan and the 1995 Stock Option Plan to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under these plans by the Compensation Committee take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his performance and responsibilities and internal comparability considerations. In addition, the Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his existing holdings of unvested options. However, the Compensation Committee does not adhere strictly to these guidelines and will vary the size of the option grant made to each executive officer as it feels the circumstances warrant.

  Each option grant allows the officer to acquire shares of Common Stock at a fixed price per share (the closing selling price on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

 Tax Limitation

  As a result of federal tax legislation enacted in 1993, a publicly-held company such as Custom Chrome will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any fiscal year beginning after December 31, 1993. However, compensation payable to certain executive officers under their existing employment agreements and outstanding options may be entitled to the transitional relief provisions of the new law and would not have to be taken into account for purposes of the $1 million limitation.

                        PART THREE -- CEO COMPENSATION.

  Mr. Panzica's rate of base salary for the year ended January 31, 1996 was determined on the basis of the minimum level of base salary to which he is entitled under his existing employment agreement. In January 1994, the Compensation Committee authorized an additional increase to Mr. Panzica's base salary to $300,000 in recognition of his personal performance and to maintain his salary at a level competitive with that paid to the chief executive officers of other companies with which the Company competes for executive talent. Mr. Panzica also earned a bonus in the amount of $614,805 for the year ended January 31, 1996 on the basis of the operating income formula in effect under his employment agreement.

  The Compensation Committee also granted Mr. Panzica a stock option for 100,000 shares in February 1995. Such option grant was made to replenish Mr. Panzica's option holdings to a level which the Compensation Committee believed appropriate in view of his tenure and position with the Company and the equity holdings of similarly situated chief executive officers. Each option grant has an exercise price equal to the fair market value of the underlying option shares on the grant date and will accordingly have value to Mr. Panzica only if the stock price of the Common Stock appreciates in value, thereby benefiting all other stockholders of the Company as well.

                            Compensation Committee

                               Joseph F. Keenan
                                 Joseph Piazza

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Mr. Keenan and (since April
1996) Joseph Piazza. Neither Mr. Keenan nor Mr. Piazza was at any time during the year ended January 31, 1996 or at any other time an officer or employee of the Company. Tyrone Cruze, Sr. also served on the Compensation Committee during the year ended January 31, 1996 and until his resignation from the Board in March 1996 and also served as President and Chief Executive Officer from 1975 to January 1991.

  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of cumulative total stockholder returns for the Company, the NASDAQ Total Return Index and the Standard & Poors Small Cap 600 Index for the period commencing November 6, 1991, the date of the initial public offering of the Company's Common Stock, to the last day of the Company's fiscal year ended January 31, 1996.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG CUSTOM CHROME, INC., NASDAQ TOTAL
                        RETURN INDEX AND S&P 600 INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                11/6/91 1/31/92 1/31/93 1/31/94 1/31/95 1/31/96
                                ------- ------- ------- ------- ------- -------
Custom Chrome, Inc........       $100   $ 90.00 $130.00 $241.25 $170.63 $250.63
NASDAQ Total Return In-
 dex......................       $100   $114.35 $128.92 $148.78 $139.90 $229.03
Standard & Poors Small Cap
 600 Index (1)............       $100   $111.41 $127.03 $148.90 $135.04 $175.58

- --------
1 The Company has not found a comparable published industry or line of business index and does not believe it can reasonably identify a peer group. The comparison with the Standard & Poors Small Cap 600 Index, which includes the Company, is provided in compliance with Item 8 of Regulation 14A of the Securities and Exchange Act of 1934, as amended.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those previous filings; nor is such report or graph to be incorporated by reference into any future filings which the Company may make under those statutes.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's only other executive officer whose compensation for the year ended January 31, 1996 was at least $100,000 for services rendered in all capacities to the Company for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                       ANNUAL COMPENSATION     COMPENSATION
                                      ---------------------    ------------
                                                                NUMBER OF
                             YEAR                               SECURITIES
NAME AND                     ENDED                              UNDERLYING   ALL OTHER
PRINCIPAL POSITION        JANUARY 31, SALARY($)(1) BONUS($)     OPTIONS(#)  COMPENSATION
- ------------------        ----------- ------------ --------    ------------ ------------
Ignatius J. Panzica.....     1996       337,550    614,805       100,000        500(2)
Chairman of the Board,       1995       325,964    467,126       241,088        500(2)
President and Chief          1994       269,231    619,277       100,000        500(2)
 Executive Officer
James J. Kelly, Jr.,         1996       131,005      4,551(3)     32,250        500(2)
 Director,..............
Executive Vice               1995       135,511     12,676(4)     30,000        500(2)
 President,
Finance, Chief Financial     1994       121,608     20,000        27,500        500(2)
 Officer, Secretary

- --------
(1) Includes (i) salary deferral contributions made by the executive officer to the Company's 401(k) Plan and (ii) compensation for accrued vacation time not taken.
(2) Represents matching contributions made by the Company on behalf of such executive officers to the Company's 401(k) Plan.
(3) Represents forgiveness of interest accrued during calendar year 1995 on a loan made to Mr. Kelly to the Company in June 1994. See "Certain Relationships and Related Transactions."
(4) Includes forgiveness of interest accrued of $2,676 during calendar year 1994 on a loan made to Mr. Kelly by the Company in June 1994 and a cash bonus of $10,000, which was applied as payment toward the outstanding principal balance on the loan. See "Certain Relationships and Related Transactions."

OPTION GRANTS

  The following table provides information with respect to the stock option grants made during the year ended January 31, 1996 to the Company's executive officers named in the Summary Compensation Table above. No stock appreciation rights were granted to these individuals during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                       POTENTIAL REALIZABLE
                                                                         VALUE AT ASSUMED
                                                                              ANNUAL
                                                                          RATE OF STOCK
                                                                        PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                  FOR OPTION TERM
                         -------------------------------------------- ----------------------
                                      % OF TOTAL
                                       OPTIONS    EXERCISE
                                      GRANTED TO  OR BASE
                          OPTIONS    EMPLOYEES IN PRICE(1) EXPIRATION
NAME                     GRANTED(#)  FISCAL YEAR   ($/SH)     DATE    5 % ($)(2) 10 % ($)(2)
- ----                     ----------  ------------ -------- ---------- ---------- -----------
Ignatius J. Panzica..... 100,000(3)      32.2%     $18.63   02/08/05  1,173,690   2,962,170
James J. Kelly, Jr......  32,250(4)      10.4%     $18.63   02/08/05    378,515     955,300

- --------
(1) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.
(3) Such option will become exercisable for 100% of the option shares upon the optionee's completion of one year of service with the Company, measured from the February 8, 1995 grant date. However, the option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The Compensation Committee also has the authority to provide for the automatic acceleration of such option in the event there is a hostile take-over of the Company, whether by successful tender offer for more than 50% of the Company's outstanding voting securities or contested election of Board membership. The option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.
(4) Such option will become exercisable for 25% of the option shares upon the optionee's completion of one year of service with the Company, measured from the February 8, 1995 grant date, and will become exercisable for the balance of the shares in 36 equal and successive monthly installments upon the optionee's completion of each additional month of service thereafter. However, the option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale, unless the option is assumed or replaced by the acquiring entity. The Compensation Committee also has the authority to provide for the automatic acceleration of such option in the event there is a hostile take-over of the Company, whether by successful tender offer for more than 50% of the Company's outstanding voting securities or contested election of Board membership. The option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.

OPTION EXERCISES AND HOLDINGS

  The table below sets forth information concerning the exercise of options during the fiscal year ended January 31, 1996 and unexercised options held as of the end of such year by the Company's executive officers named in the Summary Compensation Table. No stock appreciation rights were exercised during such fiscal year or outstanding as of the end of that fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER                   VALUE OF
                                                               OF                    UNEXERCISED
                                                           UNEXERCISED              IN-THE-MONEY
                           SHARES      AGGREGATE           OPTIONS AT                OPTIONS AT
                         ACQUIRED ON VALUE REALIZED        FY-END (#)                 FY-END(2)
          NAME           EXERCISE(#)     ($)(1)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ----------- -------------- ------------------------- -------------------------
Ignatius J. Panzica.....   29,167       $298,556         206,713/205,208        $1,197,224/$1,442,165
James J. Kelly, Jr......   27,082       $302,088           12,397/62,771        $     70,310/$497,151

- --------
(1) Value Realized is equal to the market price of the purchased shares at the time the option is exercised, less the aggregate exercise price paid for such shares. Value Realized does not take into account the federal and state income taxes payable by the individual in connection with the option exercise or the subsequent sale of the shares.
(2) Market price at fiscal year end ($25.06) less exercise price. For purposes of this calculation, the fiscal year end market price of the shares is deemed to be the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on Wednesday, January 31, 1996.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

  IGNATIUS J. PANZICA entered into an employment agreement with the Company in August 1989 in connection with the acquisition of the Company by Custom Chrome Holdings, Inc. This agreement was subsequently amended in September 1991 in connection with the initial public offering of the Common Stock and provides for an employment relationship terminable at will by either party at any time for any reason. Pursuant to this agreement, Mr. Panzica is entitled to a minimum level of annual base salary, which as a result of periodic increases authorized by the Compensation Committee is at $300,000, effective February 1, 1994. In addition, Mr. Panzica is to be paid an annual bonus based upon the Company's operating income for each fiscal year. Under the bonus formula, Mr. Panzica will earn an aggregate bonus each year equal to 3% of operating income up to $5,400,000, 4% of operating income between $5,400,000 and $8,000,000 and 5% of operating income in excess of $8,000,000. Operating income is defined as the consolidated net income of the Company and its subsidiaries, as reflected in the Company's audited financial statements, but adjusted to exclude extraordinary gains or losses and to add back nonrecurring charges, interest on long-term debt, income taxes and amortization and depreciation associated with the 1989 acquisition. The bonus will be payable in a lump sum following the close of the fiscal year for which earned. When the cumulative gross amounts paid to Mr. Panzica after February 1, 1991 on account of salary in excess of $125,000 per year for fiscal years through January 31, 1994 and $300,000 per year for fiscal years beginning January 31, 1994 and bonus exceed $6,093,000, no further bonuses under this agreement will be payable.

  JAMES J. KELLY, JR. entered into an employment agreement with the Company in March 1992, when he first joined the Company as Chief Financial Officer. Pursuant to that agreement, Mr. Kelly is entitled to a minimum level of annual base salary, which as a result of periodic increases authorized by the Compensation Committee is at $125,000 effective March 1, 1994, plus a bonus of up to 20% of his base salary awarded in the sole discretion of the Compensation Committee.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent (10%) of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires such individuals to file reports with respect to their ownership of and transactions in the Company's securities. Officers, directors and greater than ten percent (10%) stockholders are required to furnish the Company with copies of all such reports they file.

  Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the year ended January 31, 1996 were met in a timely manner by executive officers, Board members and greater than ten percent (10%) stockholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On June 11, 1994, the Company loaned James J. Kelly, Jr., the Executive Vice President, Finance, Chief Financial Officer, Secretary, and a Director of the Company, $100,000, at an annual interest rate of 5.63%, compounded annually. The loan was made for the sole purpose of assisting Mr. Kelly with the purchase of Mr. Kelly's principal residence in Morgan Hill, California, and the loan is secured by a Second Deed of Trust on such residence. The entire principal balance of the loan, together with all accrued and unpaid interest, was due and payable on July 11, 2001. The Company agreed to forgive the interest accrued on the unpaid total balance on the loan as a yearly bonus at the end of each calendar year while the loan remained outstanding; in turn, 75% of the cash portion of any annual bonus received by Mr. Kelly was to be applied as payment toward the outstanding principal balance on the loan. During the year ended January 31, 1996, the largest amount outstanding under Mr. Kelly's loan was $100,000, and on April 15, 1996, Mr. Kelly repaid the entire remaining amount outstanding under the loan.

                            OWNERSHIP OF SECURITIES

  The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 31, 1996 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee, (iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

        NAME AND ADDRESS,
         IF REQUIRED, OF                        SHARES       PERCENT OF SHARES
        BENEFICIAL OWNER                  BENEFICIALLY OWNED BENEFICIALLY OWNED
        -----------------                 ------------------ ------------------
Strong Capital Management Inc.(1)........      583,075              11.1%
  100 Heritage Reserves
  Menomonee Falls, WI 53051
Northwestern Mutual Life Insurance
 Co.(2)..................................      518,900               9.9%
  720 East Wisconsin Avenue
  Milwaukee, WI 53202
State of Wisconsin Investment Board(3)...      437,700               8.3%
  121 E. Wilson Street
  Madison, WI 53702
Ignatius J. Panzica(4)...................      375,851               6.8%
  Custom Chrome, Inc.
  16100 Jacqueline Court
  Morgan Hill, CA 95037
Putnam Investment Management, Inc.(5)....      300,075               5.7%
  One Post Office Square
  Boston, MA 02109
T. Rowe Price Associates, Inc.(6)........      275,000               5.2%
  100 East Pratt Street
  Baltimore, MD 21202
James J. Kelly, Jr. (7)..................       26,618                 *
Lionel M. Allan (8)......................        4,979                 *
Joseph F. Keenan (9).....................        3,291                 *
Joseph Piazza............................            0                 *
All current directors and executive
 officers
 as a group (8 persons) (10).............      467,761               8.4%

- --------
 *Less than one percent (1%).
 (1) Such information is based upon information contained in filings made with the Securities and Exchange Commission by Strong Capital Management Inc. but without independent verification by the Company.
 (2) Reflects shares held in several accounts. Such information is based upon information previously received from Northwestern Mutual Life Insurance Company and the Company's knowledge after investigation.
 (3) Represents shares beneficially owned by Wisconsin Investment Board as a result of its serving as investment advisor to various investment accounts. Such information is based on communications from Wisconsin Investment Board and the Company's knowledge after investigation.
 (4) Includes 225,466 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days of July 31, 1996.
 (5) Represents shares beneficially owned by Putnam Investment Management, Inc. ("Putnam Investment") as a result of its serving as investment advisor to various investment accounts. Such information is based on the Company's knowledge after investigation and previous communications from Putnam Investment.
 (6) Such information is based on the Company's knowledge after investigation but without independent confirmation from T. Rowe Price Associates, Inc.

 (7) Includes 25,168 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after July 31, 1996.
 (8) Represents 4,979 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after July 31, 1996.
 (9) Includes 791 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after July 31, 1996.
(10)Includes 292,189 shares issuable upon the exercise of options which are currently exercisable or which will become exercisable within 60 days after July 31, 1996.

                                OTHER BUSINESS

  The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             STOCKHOLDER PROPOSALS

  Under the present rules of the Commission, the deadline for stockholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for the next year's Annual Meeting of Stockholders is expected to be April 22, 1997. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          James J. Kelly, Jr.
                                          Executive Vice President,
                                          Finance, Chief Financial Officer
                                          and Secretary

Dated: August 22, 1996

                              CUSTOM CHROME, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

     The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Custom Chrome, Inc.

     1.  Purpose.  The purpose of the Plan is to provide employees of the
         -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.
         -----------

          (a) "Board" shall mean the Board of Directors of the Company.
               -----

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (c) "Common Stock" shall mean the Common Stock of the Company.
               ------------

          (d) "Company" shall mean Custom Chrome, Inc., a Delaware corporation.
               -------

          (e) "Compensation" shall mean all regular straight time gross
               ------------
earnings, shift premium, overtime pay and commissions, and shall not include payments for incentive compensation, incentive payments, bonuses and other compensation.

          (f) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of
                                     --------
not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (g) "Contributions" shall mean all amounts credited to the account of
               -------------
a participant pursuant to the Plan.

          (h) "Designated Subsidiaries" shall mean the Subsidiaries which have
               -----------------------
been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (i) "Employee" shall mean any person, including an Officer, who is
               --------
customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
               ------------
amended.

          (k) "Purchase Date" shall mean the last day of each Purchase Period of
               -------------
the Plan.

          (l) "Offering Date" shall mean the first business day of each Offering
               -------------
Period of the Plan.

          (m) "Offering Period" shall mean a period of approximately twelve (12)
               ---------------
months commencing on the first Trading Day after the fourth Monday of March and September of each year and terminating on the Fourth Monday of the following March and September, respectively, during which an option granted pursuant to the Plan may be exercised, except for the first Offering Period as set forth in
Section 4(a).

          (n) "Officer" shall mean a person who is an officer of the Company
               -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (o) "Plan" shall mean this Employee Stock Purchase Plan.
               ----

          (p) "Purchase Period" shall mean a period of approximately six (6)
               ---------------
months within an Offering Period, except for the first Purchase Period as set forth in Section 4(b).

          (q) "Subsidiary" shall mean a corporation, domestic or foreign, of
               ----------
which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (r) "Trading Day" shall mean a day on which the National Stock
               -----------
Exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.  Eligibility.
         -----------

          (a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods and Purchase Periods.
         -------------------------------------

          (a) Offering Periods.  The Plan shall be implemented by a series of
              ----------------
Offering Periods of twelve (12) months duration, with new Offering Periods commencing on the first Trading Day after the fourth Monday in March and September of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on October 1, 1996 and continue until the fourth Monday in September, 1997. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected. Eligible employees may not participate in more than one Offering Period at a time.

          (b) Purchase Periods.  Each Offering Period shall consist of two (2)
              ----------------
consecutive purchase periods of approximately six (6) months duration. The last day of each Purchase Period shall be the "Purchase Date" for such Purchase
                                          -------------
Period. A Purchase Period commencing on the first Trading Day after the fourth Monday in March shall end on the fourth Monday in the next September. A Purchase Period commencing on the first Trading Day after the fourth Monday in September shall end on the fourth Monday in the next March. The first Purchase Period shall commence on October 1, 1996 and shall end on the fourth Monday in March, 1997. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Purchase Period to be affected.

     5.  Participation.
         -------------

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering. The subscription agreement shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 15%) to be paid as Contributions pursuant to the Plan.

          (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

     6.  Method of Payment of Contributions.
         ----------------------------------

          (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) of such participant's Compensation on each such payday. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

          (b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during the Offering Period, may decrease the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement, if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

          (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall re-commence at the rate provided in such participant's subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

     7.  Grant of Option.
         ---------------

          (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of shares of the Company's Common Stock determined by dividing such Employee's Contributions accumulated prior to such Purchase Date and retained in the participant's account as of the Purchase Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Purchase Date; provided, however, that the maximum number of shares an
                      --------  -------
Employee may purchase during each Offering Period shall be determined at the Offering Date by dividing $12,500 by the fair market value of a share of the Company's Common Stock on the Offering Date, and provided further that such
                                                 -------- -------
purchase shall be subject to the limitations set forth in Sections 3(b) and 13. The fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b).

          (b) The option price per share of the shares offered in a given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Purchase Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion based on the closing price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.
                              -----------------------

     8.  Exercise of Option.  Unless a participant withdraws from the Plan as
         ------------------
provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full shares subject to the option will be purchased at the applicable option price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9.  Deposit of Shares.  As promptly as practicable after each Purchase Date
         -----------------
of each Offering Period, the Company shall arrange for the deposit to each participant's account with the broker designated by the Company to administer the Plan, as appropriate, of the number of shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Purchase Period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be carried over to the next Purchase Period if the Employee continues to participate in the Plan, or if the Employee does not continue to participate, shall be returned to said participant.

     10.  Voluntary Withdrawal; Termination of Employment.
          -----------------------------------------------

          (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the participant's Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

          (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

          (d) A participant's withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Automatic Withdrawal.  If the fair market value of the shares on the
          --------------------
first Purchase Date of an Offering Period is less than the fair market value of the shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the first business day subsequent to such Purchase Period.

     12.  Interest.  No interest shall accrue on the Contributions of a
          --------
participant in the Plan.

     13.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

          (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration.  The Board, or a committee named by the Board, shall
          --------------
supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder.

     15.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of a Purchase Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Purchase Date of an Offering Period.
If a participant is
married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16.  Transferability.  Neither Contributions credited to a participant's
          ---------------
account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     17.  Use of Funds.  All Contributions received or held by the Company under
          ------------
the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     18.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization; Corporate Transactions.
          ------------------------------------------------------------------

          (a) Adjustment.  Subject to any required action by the stockholders of
              ----------
the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided,
                                                                       --------
however, that conversion of any convertible securities of the Company shall not
- -------
be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Corporate Transactions.  In the event of the proposed dissolution
              ----------------------
or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New
                                                                      ---
Purchase Date").  If the Board shortens the Offering Period then in progress in
- -------------
lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received
                         --------  -------
in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

          The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     20.  Amendment or Termination.
          ------------------------

          (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     21.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.  Term of Plan; Effective Date.  The Plan shall become effective upon
          ----------------------------
its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 20.

     24.  Additional Restrictions of Rule 16b-3.  The terms and conditions of
          -------------------------------------
options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                              CUSTOM CHROME, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT
                             ----------------------


New Election ______
Change of Election ______


     1. I, ________________________, hereby elect to participate in the Custom Chrome, Inc., 1996 Employee Stock Purchase Plan (the "Plan") for the Offering
                                                      ----
Period ______________, 19__ to _______________, 19__, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

     2. I elect to have Contributions in the amount of ____% of my Compensation, as those terms are defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

     3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

     4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that I can decrease the rate of my Contributions on one occasion only during any Offering Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the rate of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

     5. I have received a copy of the Company's most recent description of the Plan and a copy of the complete "CUSTOM CHROME, INC., 1996 EMPLOYEE STOCK PURCHASE

PLAN." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

     6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

                                            ------------------------------------

                                            ------------------------------------

     7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:


NAME:  (Please print)
                                           -------------------------------------
                                           (First)       (Middle)        (Last)

- ----------------------                     -------------------------------------
(Relationship)                             (Address)

                                           -------------------------------------

     8. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within 1 year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

          I hereby agree to notify the Company in writing within 30 days after
          --------------------------------------------------------------------
the date of any such disposition, and I will make adequate provision for
- ------------------------------------------------------------------------
federal, state or other tax withholding obligations, if any, which arise upon
- -----------------------------------------------------------------------------
the disposition of the Common Stock.  The Company may, but will not be obligated
- -----------------------------------
to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

     9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I understand that this tax summary is only a summary and is subject to
     ----------------------------------------------------------------------
change.  I further understand that I should consult a tax advisor concerning the
- ------
tax implications of the purchase and sale of stock under the Plan.

     10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.



SIGNATURE:
           ----------------------------------

SOCIAL SECURITY #:
                   --------------------------

DATE:
      ---------------------------------------


SPOUSE'S SIGNATURE (necessary
if beneficiary is not spouse):


- ---------------------------------------------
(Signature)


- ---------------------------------------------
(Print name)

                              CUSTOM CHROME, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL
                              --------------------

     I, __________________________, hereby elect to withdraw my participation in the Custom Chrome, Inc., 1996 Employee Stock Purchase Plan (the "Plan") for the
                                                                 ----
Offering Period _________. This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

     I understand that all Contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

     The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.



Dated:
      -------------------                ---------------------------------------
                                         Signature of Employee


                                         ---------------------------------------
                                         Social Security Number

                              CUSTOM CHROME, INC.

                                     PROXY

               Annual Meeting of Stockholders, September 18, 1996

         This Proxy is Solicited on Behalf of the Board of Directors of
                              Custom Chrome, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on September 18, 1996 and the Proxy Statement and appoints Ignatius J. Panzica and James J. Kelly, Jr., and each of them, as the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Custom Chrome, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's facilities located at 16100 Jacqueline Court, Morgan Hill, California 95037, on Wednesday, September 18, 1996 at 10:00 a.m. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the following manner:



                         [TO BE SIGNED ON REVERSE SIDE]

     1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

                                                         WITHHOLD
                                                        AUTHORITY
                                FOR      _________       TO VOTE       ________
Nominees:
- --------
Ignatius J. Panzica
James J. Kelly, Jr.
Lionel M. Allan
Joseph F. Keenan
Joseph Piazza


(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below:)


                   -----------------------------------------

2.   FOR  AGAINST  ABSTAIN           To approve the adoption of the Company's
                                     1996 Employee Stock Purchase Plan and the reservation of 150,000 shares of Common
                                     Stock for issuance thereunder;

    ----  -------  -------

3.   FOR  AGAINST  ABSTAIN           To ratify the Board of Directors' selection
                                     of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the fiscal year ending January 31, 1997; and

    ----  -------  -------

4.   FOR  AGAINST  ABSTAIN           To transact such other business as may
                                     properly come before the Annual Meeting or any adjournment or postponement thereof.

    ----  -------  -------

     The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified above. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED ABOVE AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.



- -------------------------------------------------------------------------------
                         (Print name(s) on certificate)


Please sign your name:
                      ---------------------------------------------------------
                           (Authorized Signature(s))

Date:
     --------------------------------------------------------------------------




     NOTE: Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

                                      -3-